Exhibit 99.1

NEWS RELEASE

Contact:	Jeff Dahncke	MaryWinn Settino
	Public Relations	Investor Relations
	914-767-7690	914-767-7216
	jeff.dahncke@pepsi.com	marywinn.settino@pepsi.com

THE PEPSI BOTTLING GROUP ELECTS NEW BOARD MEMBER

SOMERS, N.Y., March 27, 2008 – The Pepsi Bottling Group (NYSE: PBG) today announced that John Compton, CEO of PepsiCo Americas Foods and a 24-year veteran of PepsiCo, has been elected to the PBG Board of Directors, effective immediately.

Prior to his current position, Compton served as CEO of PepsiCo North America. Previously, he was President and CEO of the company’s Quaker Tropicana Gatorade division. He also served in a variety of roles at Frito-Lay, where he ultimately became the division’s Vice Chairman and President.

About PBG
The Pepsi Bottling Group, Inc. (NYSE:PBG) is the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. With approximately 70,000 employees and annual sales of nearly $14 billion, PBG has operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. For more information, please visit www.pbg.com.

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